UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 25, 2010

Date of Earliest Event Reported:  August 17, 2010

AdCare Health Systems, Inc.

(Exact Name of Registrant as specified in its Charter)

Ohio	333-131542	31-1332119
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
5057 Troy Rd, Springfield, OH		45502-9032
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code

(937) 964-8974

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 2.02.  Financial Statements and Exhibits.

On Tuesday, August 17, 2010, AdCare Health Systems, Inc. (the “Company”) issued a press release announcing its financial results for the three and six months ended June 30, 2010.  A copy of this press release is furnished as Exhibit 99.1 hereto.  Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Current Report on Form 8-K, including the attached exhibit and the information set forth therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 9.01.  Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated August 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  August 25, 2010

ADCARE HEALTH SYSTEMS, INC.

By:  /s/ Scott Cunningham

Name: Scott Cunningham

Title:  Chief Financial Officer

AdCare Health Systems Reports Second Quarter 2010 Results

Company to Issue 5% Stock Dividend to All Shareholders of Record on September 30, 2010

SPRINGFIELD, Ohio, August 17, 2010 — AdCare Health Systems, Inc. (NYSE AMEX: ADK), an Ohio-based long-term care, home care and management company, reported financial results for the second quarter ended June 30, 2010.

Q2 2010 Financial Results

Revenue in the second quarter of 2010 was $6.2 million, as compared to $6.6 million in the same year-ago quarter. The decline was due to a decrease in occupancy (and particularly a decrease in the number of residents covered by Medicare as compared to the same year-ago period), resulting in a decrease in revenue of $322,000 in the company’s nursing homes and $199,000 in home health operations. This was offset by a $58,000 increase in revenue in the company’s assisted living centers and a $74,000 increase in management, consulting, and development fee revenue.

Loss from operations in the second quarter of 2010 was $270,000, as compared to income from operations of $527,000 in the same year-ago quarter. The loss in the second quarter of 2010 was primarily due to a $213,000 increase in non-cash compensation expense over the year-ago quarter related to warrants and restricted stock, employee wage increases and $146,000 increase related to director compensation, higher legal fees, and consulting fees for investment bankers and investor relations, in combination with lower revenue in the quarter due to occupancy.

Net income in the second quarter of 2010 totaled $195,000, as compared to net income of $164,000 in the same year-ago period. Excluding the gain of $980,000 as a result of the acquisition of the 105-unit assisted living facility in Alabama by AdCare’s consolidated variable interest entity, Riverchase Village ADK, LLC, AdCare’s net loss in the second quarter of 2010 totaled $610,000 or $0.11 per basic and diluted share, as compared to net income of $147,000 or $0.04 per basic and diluted shares in the same year-ago quarter.

EBITDA in the second quarter of 2010 was $737,000, as compared to EBITDA of $699,000 in the same year-ago period. The company defines EBITDA as net income before interest income, interest expense, income tax expense, depreciation and amortization (see the important discussion about the presentation of EBITDA, a non-GAAP term, below).

Cash at June 30, 2010 totaled $2.8 million, as compared to $3.6 million in the previous quarter. The decrease in cash is primarily attributed to approximately $203,000 in net cash used in operating activities, approximately $200,000 used for completed and pending acquisitions, and $394,000 in capital expenditures.

Q2 2010 Operational Highlights

•

AdCare signed an agreement and subsequently closed a major lease for five privately-held nursing homes located across Georgia, with an aggregate of 615 beds that generate approximately $35 million in annualized revenues.

•

The company entered into a five year management agreement with Riverchase Village, a 105-unit assisted living facility located in Hoover, Alabama (a suburb of Birmingham) with an estimated annualized revenue run-rate of approximately $1.9 million at 59% occupancy. The company believes under its new management it will be able to increase occupancy and revenue. AdCare has a one-year option agreement (expiring June 2011) to acquire Riverchase Village at an exercise price of $100,000, plus the assumption of bonds payable. In Q2 2010, AdCare was required to consolidate the revenues of Riverchase under GAAP accounting rules.

•

AdCare initiated a public offering of common stock during the quarter, which resulted in aggregate net proceeds to the company of approximately $6.1 million upon closing of the underwriter’s overallotment at the beginning of August. AdCare has and plans to continue to use the net proceeds of the offering for acquisition purposes, working capital and general corporate purposes. As of the close of the exercise of the over-allotment, the company had approximately 7.5 million common shares outstanding.

•

The company received a long-anticipated approval to provide Medicare and Medicaid funded home healthcare services in two additional Ohio counties, which includes the state’s capital city of Columbus, and thereby opening up new opportunities to grow this area of its business.

Management Commentary

“During the second quarter, we continued to focus on acquisitions that significantly increase the scale of our business and thereby diminish the effects of fluctuations in Medicare patients as well as expenses relating to our growth this year,” said David A. Tenwick, AdCare’s chairman. “The new lease of five nursing homes in Georgia is moving us solidly in this direction and is expected to add $35 million in annualized revenue. We are now on track to reporting approximately $12.5 million in revenues in Q3 2010, representing an increase of more than 80% over Q3 2009.”

“Our other pending agreements to purchase and lease facilities are expected to add an additional $55 million in annualized revenue upon their closings, which are anticipated in the third quarter,” continued Tenwick. “Combined with existing revenue, this would total approximately $115 million on an aggregate revenue run-rate basis and represent a 330% increase over FY2009 revenue. We believe this is achievable, since it does not take into account the positive effects we expect to realize from the improved operations of these facilities as they come under our management and larger economy of scale.”

Chris Brogdon, AdCare’s chief acquisition officer, commented: “Our M&A program has now expanded our operations to Georgia and Alabama, and attractive opportunities continue to emerge in the southern region. In addition to closing on pending transactions outlined in the summary below, we are working to establish the terms and necessary financings for several new potential acquisitions in our pipeline of equal or greater potential.”

Concluded Tenwick: “As we work to make 2010 a transformative year for AdCare, our overriding priorities will continue to focus upon delivering the best quality of care and services for our patients and residents, and sustaining AdCare’s position as the provider of choice in the areas we serve.”

Summary of Pending Transactions and Option to Purchase

Description	Size	Location	Type	AAR*	Financing/Term	Status
Two Nursing Homes	312 Beds	Gadsden, AL	Purchase	$18 million	Long-term fixed rate loan, guaranteed by USDA.	Closing expected Sept. 1, 2010.
Assisted Living Facility	105 Units	Hoover, AL	1 yr purchase option, expiring June 2011	Currently $1.9 million at 59% occupancy.	$100,000, plus assumption of existing bonds payable.	Currently a consolidated variable interest entity (Riverchase ADK), with management contract.
Five Nursing Homes	580 Beds	Across Georgia	Lease	$37 million	3 Leases @ 10 yrs 2 leases @ 27 yrs	Closing expected Sept. 30, 2010.
* Annualize Revenue Run-rate (AAR), est

Stock Dividend

On August 11, 2010, AdCare declared a 5% stock dividend to all AdCare shareholders of record on September 30, 2010.

About AdCare Health Systems

AdCare Health Systems, Inc. (NYSE AMEX: ADK) develops, owns and manages assisted living facilities, nursing homes and retirement communities and provides home health care services. Prior to becoming a publicly traded company in November of 2006, AdCare operated as a private company for 18 years. In the ever expanding marketplace of long term care, AdCare's mission is to provide quality healthcare services to the elderly.

Important Cautions Regarding Forward-Looking Statements

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such statement can be identified by the use of forward-looking terminology, such as "believes," "expects, " “plans,” “intends,” “anticipates” and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, the contents of the table titled, “Summary of Pending Transactions and Option to Purchase,” and statements made by Mr. Tenwick that the company’s five nursing homes in Georgia will help diminish the effects of fluctuations in Medicare patients as well as expenses relating to the company’s growth this year, and are expected to add an additional $35 million in annual revenue; the company is now on track to reporting revenue of approximately $12.5 million in the third quarter of this year; other pending agreements to purchase and lease facilities are expected to add an additional $55 million in annualized revenue upon their closings, which are anticipated in the third quarter, and if combined with existing revenue, this would total approximately $115 million on an aggregate revenue run-rate basis and represent a 330% increase over FY2009 revenue, and this is achievable since it does not take into account the positive effects expected to be realized from the improved operations of these facilities as they come under AdCare’s management and larger economy of scale. Such forward-looking statements reflect management's beliefs and assumptions and are based on information currently available to management. The forward-looking statements involve known and unknown risks, results, performance or achievements of the Company to differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by the Company with the Securities and Exchange Commission and include the Company's ability to secure lines of credit and/or an acquisition credit facility, find suitable acquisition properties at favorable terms, changes in the health care industry because of political and economic influences, changes in regulations governing the industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

Use of Non-GAAP Financial Information

EBITDA is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). EBITDA should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP. EBITDA is a key measure of AdCare Health Systems’ operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to the financing and capitalization of the business. The company defines EBITDA as net income (loss) before interest income, interest expense, income tax expense, and depreciation and amortization.

The company believes EBITDA is useful to investors in evaluating their performance, results of operations and financial position for the following reasons:

•

It’s helpful in identifying trends in the company’s day-to-day performance because the items excluded have little or no significance to the company’s day-to-day operations;

•

It provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•

It’s an indication to determine if adjustments to current spending decisions are needed.

AdCare believes that the use of EBITDA provides a meaningful and consistent comparison of their underlying business between periods by eliminating certain items required by GAAP, which have little or no significance in the day-to-day operations.

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Reconciliation of Net Income to EBITDA
(Unaudited)

	Three-Months Ended		Six-Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net Income	$ 194,817	$ 163,978	$ 609,022	$ 267,910
Interest income	(1,635)	(1,098)	(7,360)	(2,406)
Interest expense, others	299,550	299,804	592,101	593,947
Interest expense, related parties	325	510	719	1,228
Income tax expense	10,642	10,642	21,284	21,284
Depreciation and amortization	233,410	225,878	475,974	451,186
EBITDA	$ 737,109	$ 699,714	$1,691,740	$1,333,149

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

	June 30,	December 31,
	2010	2009
ASSETS	(Unaudited)
Current Assets:
Cash	$ 2,757,015	$ 4,481,100
Accounts receivable:
Long-term care resident receivables, net	1,708,678	1,838,560
Management, consulting and development receivables, net	159,792	124,761
Advances and receivables from affiliates	16,444	16,407
Other receivables, stock offering	5,580,001	-
Prepaid expenses and other	410,311	541,958
Total current assets	10,632,241	7,002,786

Restricted cash	1,869,572	1,430,674
Property and equipment, net	23,761,757	16,445,028
Licenses	1,189,307	1,189,307
Goodwill	2,679,482	2,679,482
Other assets	2,395,671	1,357,160
Total assets	$ 42,528,030	$ 30,104,437

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of notes payable and other debt	$ 691,390	$ 698,504
Current portion of notes payable to stockholder	22,595	9,432
Accounts payable	759,456	1,039,422
Accrued expenses	2,652,001	2,597,151
Total current liabilities	4,125,442	4,344,509

Notes payable and other debt, net of current portion	22,805,372	16,701,028
Notes payable to stockholder, net of current portion	-	24,444
Other liabilities	965,063	746,074
Deferred tax liability	233,858	212,574
Total liabilities	28,129,735	22,028,629

Stockholders' equity:
Preferred stock, no par value; 1,000,000 shares authorized;
no shares issued or outstanding	-	-
Common stock and additional paid-in capital, no par value;
29,000,000 shares authorized; 7,564,089 and 5,628,007 shares issued and outstanding	23,596,602	17,571,801
Accumulated deficit	(10,005,789)	(9,805,249)
Total stockholders' equity	13,590,813	7,766,552
Noncontrolling interest in subsidiaries	807,482	309,256
Total equity	14,398,295	8,075,808
Total liabilities and stockholders' equity	$ 42,528,030	$ 30,104,437

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three-Months Ended		Six-Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues:
Patient care revenues	$ 5,700,272	$ 6,162,746	$11,567,059	$12,079,581
Management, consulting and development fee revenue	523,941	450,381	1,031,672	918,435
Total revenue	6,224,213	6,613,127	12,598,731	12,998,016

Expenses:
Payroll and related payroll costs	3,965,010	3,709,728	8,025,974	7,447,457
Other operating expenses	2,296,288	2,150,161	4,481,164	4,168,087
Depreciation and amortization	233,410	225,878	475,974	451,186
Total expenses	6,494,708	6,085,767	12,983,112	12,066,730

(Loss) Income from Operations	(270,495)	527,360	(384,381)	931,286
Other Income (Expense):
Interest income	1,635	1,098	7,360	2,406
Interest expense, others	(299,550)	(299,804)	(592,101)	(593,947)
Interest expense, related parties	(325)	(510)	(719)	(1,228)
Other expense	(205,558)	(53,524)	(205,593)	(49,324)
	(503,798)	(352,740)	(791,053)	(642,092)

Gain on Acquisitions	979,752	-	1,805,740	-

Income Before Income Taxes	205,459	174,620	630,306	289,194
Income Tax Expense	(10,642)	(10,642)	(21,284)	(21,284)
Net Income	194,817	163,978	609,022	267,910
Net Income Attributable to Noncontrolling Interests	(804,858)	(16,877)	(809,562)	(24,995)
Net (Loss) Income Attributable to AdCare Health Systems	$ (610,041)	$ 147,101	$ (200,540)	$ 242,915

Net (Loss) Income Per Share, Basic:	$ (0.11)	$ 0.04	$ (0.04)	$ 0.06
Net (Loss) Income Per Share, Diluted:	$ (0.11)	$ 0.04	$ (0.04)	$ 0.06

Weighted Average Common Shares Outstanding,
Basic	5,710,696	3,975,435	5,688,659	3,975,435
Diluted	5,710,696	4,085,215	5,688,659	4,085,215

Company Contacts

David A. Tenwick, Chairman

AdCare Health Systems, Inc.

Tel (740) 549-0400

Email: info@adcarehealth.com

Investor Relations

Scott Liolios or Ron Both

Liolios Group, Inc.

Tel (949) 574-3860

Email: info@liolios.com